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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated April 25, 2001 accompanying the consolidated financial statements of Stellent, Inc. (formerly known as Intranet Solutions, Inc.) and subsidiaries included in the Annual Report on Form 10-K for the year ended March 31, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in Amendment No. 1 to the Registration Statement on Form S-3 and to the use of our name as it appears under the caption "Experts."

                             /s/ Grant Thornton LLP




Minneapolis, Minnesota
September 5, 2001